CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A/A of our report dated January 16, 2013, relating to the financial statement of KraneShares Dow Jones China Select Dividend ETF (a portfolio of KraneShares Trust), which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 16, 2013